EXHIBIT 99.1

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JANUARY 26, 2008 AND JULY 28, 2007

(In thousands, except share data)

	January 26, 2008	July 28, 2007*
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,035	$1,898
Accounts receivable	965	739
Merchandise inventories	21,274	16,683
Prepaid expenses and other current assets	8,059	6,458
Income tax receivable	205	119
Deferred income tax assets	1,133	1,133
Total current assets	33,671	27,030
PROPERTY AND EQUIPMENT – Net	20,251	17,365
OTHER ASSETS:
Deferred financing costs, net of accumulated amortization of $105 and $168 at January 26, 2008 and July 28, 2007, respectively	23	68
Intangibles – net	18,495	18,606
Goodwill	6,678	6,678
Other	710	778
Total other assets	25,906	26,130
TOTAL	$79,828	$70,525
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
Revolving line of credit and term loans	$15,791	$6,740
Accounts payable and accrued expenses	26,089	20,585
Current portion of long-term debt-related party	—	4,343
Total current liabilities	41,880	31,668
LONG-TERM DEBT AND OTHER LIABILITIES:
Deferred rent	3,482	2,744
Long-term debt – related party	19,692	15,086
Other	—	17
Deferred income tax liabilities	8,369	8,369
Total liabilities	73,423	57,884
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value of $0.01 per share – 250,000 shares authorized; none issued and outstanding
Voting common stock, par value $0.01 per share – 2,250,000 shares authorized at January 26, 2008 and July 28, 2007, respectively; 1,362,564 and 1,330,000 shares issued and outstanding at January 26, 2008 and July 28, 2007, respectively	13	13
Additional paid-in capital	16,820	16,708
Accumulated deficit	(10,428)	(4,080)
Total stockholders’ equity	6,405	12,641
TOTAL	$79,828	$70,525
______________
*	Derived from audited financial statements.

See notes to condensed consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JANUARY 26, 2008 AND JANUARY 27, 2007

(In thousands, except share data)

	Six Months Ended
	January 26, 2008	January 27, 2007
NET SALES	$78,727	$79,574
COST OF GOODS SOLD, BUYING AND OCCUPANCY	46,984	45,801
GROSS PROFIT	31,743	33,773
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	36,824	30,052
OPERATING INCOME (LOSS)	(5,081)	3,721
INTEREST EXPENSE, NET	1,267	1,096
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(6,348)	2,625
INCOME TAX PROVISION	—	788
INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,348)	1,837
INCOME FROM DISCONTINUED OPERATIONS, Net of tax provision of $26 for the six months ended January 27, 2007	—	62
NET INCOME (LOSS)	$(6,348)	$1,899

See notes to condensed consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JANUARY 26, 2008 AND JANUARY 27, 2007

(In thousands, except share data)

	Six Months Ended
	January 26, 2008	January 27, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,348)	$1,899
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	50	45
Gain on insurance recovery	—	(533)
Stock-based compensation expense	112	61
Amortization of deferred financial costs	45	55
Amortization of intangibles – customer relationships	111	110
Depreciation and amortization	1,853	1,591
Deferred income taxes	—	815
Noncash accrued interest on Tranche C term loan	363	341
Changes in operating assets and liabilities:
Accounts receivable	(226)	(39)
Merchandise inventories	(4,591)	(6,159)
Prepaid expenses and other current assets	(1,094)	(1,771)
Income tax receivable	(86)	—
Other assets	68	39
Accounts payable, accrued expense and other	6,647	5,103
Deferred rent	577	531
Net cash provided by (used in) operating activities	(2,519)	2,088
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,544)	(3,483)
Proceeds from insurance recovery	—	533
Transaction costs	(1,340)	(422)
Net cash used in investing activities	(5,884)	(3,372)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving line of credit	9,051	1,303
Cash paid for deferred issuance costs	(411)	—
Payments of long-term debt	(100)	—
Net cash provided by financing activities	8,540	1,303
NET INCREASE IN CASH AND CASH EQUIVALENTS	137	19
CASH AND CASH EQUIVALENTS:
Beginning of period	1,898	1,842
End of period	$2,035	$1,861
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION – Cash paid during the period for:
Interest	$1,284	$719
Taxes	$87	$12

See notes to condensed consolidated financial statements.

FOH HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JANUARY 26, 2008 AND JULY 28, 2007, AND FOR THE SIX MONTHS ENDED

JANUARY 26, 2008 AND JANUARY 27, 2007

1.	Interim Financial Statements

FOH Holdings, Inc. and subsidiaries (“FOH Holdings”) sells women’s apparel merchandise through retail specialty stores, mail order catalogs, and the Internet. The condensed consolidated financial statements of FOH Holdings include the accounts of FOH Holdings, Inc. and its operating subsidiaries: Frederick’s of Hollywood, Inc., Hollywood Mail Order, LLC, Frederick’s of Hollywood Stores, Inc., and Fredericks.com, Inc.

The condensed consolidated interim financial statements included herein have been prepared by FOH Holdings without audit, pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in the condensed consolidated interim financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to SEC rules and regulations; nevertheless, FOH Holdings believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In the opinion of FOH Holdings, the accompanying condensed consolidated financial statements reflect all adjustments (which are of a normal recurring nature) necessary for a fair statement of the results of the interim period.

Due to seasonal variations in the retail industry, the results of operations for any interim period are not necessarily indicative of the results for the full fiscal financial year.

Presentation

These financial statements report FOH Holdings’ financial results for the six month period ended prior to the merger of FOH Holdings with Fred Merger Corp., a wholly-owned subsidiary of Movie Star, Inc., which was consummated on January 28, 2008 (the “Merger”) (see Note 8). Following the Merger, FOH Holdings became a wholly-owned subsidiary of Movie Star, Inc. and Movie Star, Inc. changed its name to Frederick’s of Hollywood Group Inc. Because these financial statements only report the results of operations and financial position of FOH Holdings prior to the Merger and they do not include the results of operations and financial position of Frederick’s of Hollywood Group Inc., the results of operations and financial position of FOH Holdings as reported herein are not an indication of the future results of the combined company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year — FOH Holdings’ fiscal year is the 52-53 week period ending on the last Saturday in July.

Revenue Recognition — FOH Holdings records revenue at the point of sale for retail stores and at the time of estimated receipt by the customer for catalog and Internet sales. Outbound shipping charges billed to customers are included in net sales for catalog and Internet sales. FOH Holdings records an allowance for estimated returns in the period of sale based on prior experience. If actual returns are greater than those expected, additional sales returns may be recorded in the future. Retail sales are recorded net of sales taxes collected from customers at the time of the transaction.

FOH Holdings records other revenues for consigned inventory, commissions and other service revenues earned on direct sell-through programs, on a net basis as FOH Holdings acts as agent on behalf of the related vendors.

Gift certificates sold are carried as a liability and revenue is recognized when the gift certificate is redeemed. Also, customers may receive a store credit in exchange for returned goods, which is carried as a liability until redeemed. To date, FOH Holdings has not recognized any revenue associated with breakage from the gift certificates.

Merchandise Inventories — Retail store inventories are valued at the lower of cost or market using the retail inventory first-in, first-out (FIFO) method, and catalog and Internet inventories are valued at the lower of cost or market, on an average cost basis that approximates the FIFO method. Freight costs are included in inventory and vendor promotional allowances are recorded as a reduction in inventory cost.

These inventory methods inherently require management judgments and estimates, such as the amount and timing of permanent markdowns to clear unproductive or slow-moving inventory, which may impact the ending inventory valuations as well as gross margins. Markdowns are recorded when the sales value of the inventory has diminished. Factors considered in the determination of permanent markdowns include current and anticipated demand, customer preferences, age of the merchandise, and fashion trends. When a decision is made to permanently mark down merchandise, the resulting gross margin reduction is recognized in the period the markdown is recorded. Additionally, FOH Holdings accrues for planned but unexecuted markdowns.

Deferred Catalog Costs — Deferred catalog costs represent direct-response advertising that is capitalized and amortized over its expected period of future benefit. Direct-response advertising consists primarily of product catalogs of FOH Holdings’ mail order subsidiary. The capitalized costs of the advertising are amortized over the expected revenue stream following the mailing of the respective catalog, generally six months. The realizability of the deferred catalog costs are also evaluated as of each balance sheet date by comparing the capitalized costs for each catalog, on a catalog by catalog basis, to the probable remaining future net revenues.

Impairment of Long-Lived Assets — FOH Holdings reviews long-lived assets, including property and equipment and its amortizable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the estimated fair value of the assets.

Goodwill and Intangible Assets — FOH Holdings has certain intangible assets and goodwill. Intangible assets consist of trademarks, principally FOH Holdings’ trade name, customer relationships, and domain names recognized in accordance with purchase accounting. FOH Holdings has determined the trademark and domain names to have indefinite lives. Financial Accounting Standards Board (“FASB”) Statement No. 142, Goodwill and Other Intangible Assets, requires FOH Holdings to not amortize goodwill and certain other indefinite life intangible assets, but to test those intangible assets for impairment annually and between annual tests when circumstances or events have occurred that may indicate a potential impairment has occurred.

Deferred Rent Obligations — FOH Holdings recognizes rent expense for operating leases on a straight-line basis (including the effect of reduced or free rent and contractually obligated rent escalations) over the lease term. The difference between the cash paid to the landlord and the amount recognized as rent expense on a straight-line basis is included in deferred rent in the accompanying condensed consolidated balance sheets. Cash reimbursements received from landlords for leasehold improvements and other cash payments received from landlords as lease incentives are recorded as deferred rent. Deferred rent related to landlord incentives is amortized using the straight-line method over the lease term as a reduction to rent expense.

Income Taxes — Income taxes are accounted for under an asset and liability approach that requires the recognition of deferred income tax assets and liabilities for the expected future consequences of events that have been recognized in FOH Holdings’ consolidated financial statements and income tax returns. FOH Holdings’ management provides a valuation allowance for deferred income tax assets when it is considered more likely than not that all or a portion of such deferred income tax assets will not be realized.

Supplemental Disclosure of Noncash Financing Transactions —FOH Holdings had outstanding accounts payable and accrued expenses of $745,000 and $661,000 at January 26, 2008 and July 28, 2007, respectively, relating to purchases of property and equipment, and $184,000 and $1,428,000 at January 26, 2008 and July 28, 2007, respectively, relating to unpaid transaction costs related to the transaction disclosed in Note 8. In addition, during the six months ended January 26, 2008, FOH Holdings had $161,000 of leasehold improvements paid on its behalf by a landlord.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements. FASB Statement No. 157 provides enhanced guidance for using fair value to measure assets and liabilities and also expands information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. FASB Statement No. 157 applies whenever other accounting standards require or permit assets and liabilities to be measured at fair value and does not expand the use of fair value in any new circumstances. FASB Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. FOH Holdings is currently assessing the impact of FASB Statement No. 157 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. FASB Statement No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at fiscal year ends. FASB Statement No. 159 is effective for fiscal years beginning after November 15, 2007. FOH Holdings is currently assessing the impact of FASB Statement No. 159 and will adopt this standard at the beginning of the fiscal year ending in July 2009.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51. FASB Statement No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FASB Statement No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. FOH Holdings does not have any noncontrolling interests in subsidiaries and believes that FASB Statement No. 160 will not have a material impact on its financial statements.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations. FASB Statement No. 141R establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. FASB Statement No. 141R also establishes disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FASB Statement No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years.

4.	INCOME TAXES

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB No.109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for the financial statement disclosure of tax positions taken, or expected to be taken, on a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

FOH Holdings adopted the provisions of FIN 48 effective July 29, 2007 and the adoption did not have a material impact on the consolidated financial statements. FOH Holdings classifies any interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of the date of adoption, there were no unrecognized tax benefits or any related accrued interest and penalties.

FOH Holdings is subject to examination by state and federal tax authorities for fiscal years 2003 and thereafter. FOH Holdings is currently under examination by the Internal Revenue Service for fiscal year 2005.

5.	SHARE-BASED COMPENSATION

Stock Options—On December 1, 2003, FOH Holdings’ Board of Directors approved the 2003 Employee Equity Incentive Plan to grant options to purchase up to 70,000 shares of common stock to specific employees. In December 2006 and 2007, FOH Holdings’ Board of Directors authorized an additional 50,000 and 20,000 shares, respectively, to be reserved for the issuance of stock options under the Plan, resulting in total authorizations of 140,000 options. Options granted under the 2003 Employee Equity Incentive Plan have terms of 10 years and generally vest 25% on the last day of the January fiscal period for each of the next four years, commencing on the first January following the date of the grant.

The vesting for these employee stock options will cease as follows: (1) upon termination for cause, (2) 12 months after termination for disability or (3) on the day before the 10th anniversary of the grant date. There are no acceleration provisions on vesting due to a change in control as described in Note 8.

The following is a summary of stock option activity:

	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding – July 29, 2006	60,000	15.48
Issued	62,500	23.18
Cancelled	(8,000)	20.35
Outstanding – July 28, 2007	114,500	19.34
Issued	29,590	32.09
Cancelled	(5,000)	16.92
Outstanding – January 26, 2008	139,090	22.14

As of January 26, 2008 and July 28, 2007, 139,090 and 114,500 employee stock options were outstanding, respectively. At January 26, 2008, FOH Holdings had 910 remaining shares available for future grants under the 2003 Employee Equity Incentive Plan.

FOH Holdings cannot reasonably estimate the fair value of its options because it is not practicable for it to estimate the expected volatility of its common stock. As a result, FOH Holdings accounts for its stock options based on a value calculated using the historical volatility of comparable companies that are publicly listed instead of the expected volatility of FOH Holdings’ stock price.

The calculated value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the following table. The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant based on the expected term of the options. The expected life (estimated in the period outstanding) of options granted was estimated using the simplified method. When estimating forfeitures, FOH Holdings considers voluntary termination patterns as well as the trend of historical forfeitures. Prior to the adoption of FASB Statement 123(R), FOH Holdings calculated the minimum value method by assuming a volatility factor near zero.

The significant weighted average assumptions that were used to determine the grant date fair value of options granted during the six months ended January 26, 2008 and January 27, 2007 using the Black-Scholes option pricing model are as follows:

	January 26, 2008	January 27, 2007
Weighted-average risk-free interest rate	3.6%	4.6%
Dividend yield	0.0%	0.0%
Expected volatility	61.0%	61.0%
Expected option life (years)	6.3	6.3

The weighted-average calculated fair value per option granted during the six months ended January 26, 2008 and January 27, 2007 based on the Black-Scholes option valuation method was $19.88 and $12.70, respectively.

During the six months ended January 27, 2007, FOH Holdings modified 7,500 options for one employee to extend the contractual life. The incremental compensation cost associated with the modification was immaterial to the financial statements for the six months ended January 27, 2007.

Restricted Stock – In December 2007, FOH Holdings’ Board of Directors granted 32,564 shares of restricted stock to the Chief Executive Officer and certain other key executives at a fair value of approximately $57.00 per share. These shares were contingent upon the closing of the merger as described in note 8.

FOH Holdings recorded $112,000 and $61,000 of stock-based compensation expense, related to stock options and restricted shares outstanding during the six months ended January 26, 2008 and January 27, 2007, respectively. FOH Holdings has recognized no tax benefit in the statement of operations related to the stock-based compensation expense recorded during the six months ended January 26, 2008 and January 27, 2007.

6.	COMMITMENTS AND CONTINGENCIES

FOH Holdings has certain contingent liabilities resulting from litigation and claims incidental to the ordinary course of business that FOH Holdings believes will not have a material adverse effect on its future consolidated financial position, results of operations or cash flows.

7.	DISCONTINUED OPERATIONS

From time to time, FOH Holdings may consider closure of certain store locations that are determined to be either underperforming or inconsistent with the long-term operating strategy of FOH Holdings. In reaching a determination as to whether the results of a store will be eliminated from ongoing operations, FOH Holdings considers whether it is likely that customers will migrate to similar stores in the same geographic market and FOH Holdings’ consideration includes an evaluation of the proximity of those stores to the closed store, as well as the migration of those customers to FOH Holdings’ direct channels. Discontinued operations consist of stores closed during the course of the year that do not meet this criteria. Accordingly, FOH Holdings excludes the operations of these closed stores from the ongoing operations of FOH Holdings, and reports them separately as discontinued operations.

During the six months ended January 26, 2008, FOH Holdings closed one store location that met the criteria and is therefore not included in discontinued operations. During fiscal 2007, FOH Holdings closed six stores that did not meet the criteria and have therefore been classified in discontinued operations for the six months ended January 27, 2007.

The results of operations for discontinued stores includes only revenues generated from, and expenses directly associated with, the operation of such stores and consists of the following (in thousands):

Six Months Ended January 27, 2007
Net sales from closed stores	$1,156
Less:
Cost of goods sold, buying and occupancy	663
Selling, general and administrative expenses	405
88
Income tax provision	26
Income from discontinued operations of closed stores – net of tax	$62
8.	SUBSEQUENT EVENTS

On January 28, 2008, FOH Holdings consummated its merger (the “Merger”) with Fred Merger Corp (“Merger Sub”), a wholly-owned subsidiary of Movie Star, Inc., a New York corporation (“Movie Star”). Under the terms of the Merger, Merger Sub merged with and into FOH Holdings, with FOH Holdings continuing as the surviving corporation as a wholly owned subsidiary of Movie Star. The Merger was consummated under the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006, as amended, by and among Movie Star, Merger Sub and FOH Holdings (the “Merger Agreement”). Upon the closing of the Merger, Movie Star changed its name to Frederick’s of Hollywood Group Inc. References contained herein to “Movie Star” refer to “Movie Star, Inc.” prior to the Merger and “Frederick’s of Hollywood Group Inc.” after the Merger.

TTG Apparel, LLC, an affiliate of Tokarz Investments, LLC (“Tokarz Investments”), which owned approximately 50% of FOH Holdings common stock, is a significant shareholder in Movie Star. The remainder of FOH Holdings common stock was owned by accounts and funds managed by and/or affiliated with Fursa Alternative Strategies, LLC (“Fursa”) (formerly known as Mellon HBV Alternative Strategies LLC).

In connection with the Merger Agreement, Movie Star issued to Fursa and certain funds and accounts affiliated with, managed by, or over which Fursa or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, and Tokarz Investments an aggregate of 11,844,591 shares of common stock in exchange for all of FOH Holdings’ outstanding common stock.

In connection with the Merger, Movie Star raised $20 million of gross proceeds through (i) the issuance of an aggregate of 752,473 shares of common stock upon exercise by Movie Star shareholders of non-transferable subscription rights to purchase shares of common stock at a subscription price of $3.52 per share (the “rights offering”) and (ii) the issuance of an aggregate of 4,929,346 shares of common stock not subscribed for in the rights offering that were purchased at the same subscription price on an equal basis by Tokarz Investments and Fursa, who acted as standby purchasers pursuant to the terms of a standby purchase agreement (the “standby purchase”). As sole consideration for their commitments in connection with the standby purchase, Movie Star issued warrants to the standby purchasers representing the right to purchase an aggregate of 596,591 shares of common stock, or 10.5% of the total number of shares offered in connection with the rights offering and standby purchase.

In connection with the Merger, Movie Star issued an aggregate of 3,629,325 shares of Series A 7.5% Convertible Preferred Stock to Fursa in exchange for the cancellation of a $7.5 million portion of debt owed by FOH Holdings. This debt was classified as long-term on FOH Holdings’ condensed consolidated balance sheet as of January 26, 2008.

Upon consummation of the Merger, Movie Star assumed the FOH Holdings 2003 Employee Equity Incentive Plan in accordance with the terms of the Merger Agreement. Included in the 2003 Employee Equity Incentive Plan were options granted by FOH Holdings in December 2007 to the Chief Executive Officer and certain other key employees of FOH Holdings to purchase an aggregate of 19,090 shares of FOH Holdings common stock, which were converted into options to purchase an aggregate of 170,003 shares of Movie Star common stock upon the closing of the Merger. These options are exercisable at $3.10 per share and vest 25% immediately and 25% on each of the first, second and third anniversaries of the closing of the Merger. These options were contingent upon the closing of the Merger and would have been terminated if the closing of the Merger had not occurred prior to December 31, 2008.

Upon the consummation of the Merger, Movie Star also assumed an aggregate of 32,564 non-plan shares of restricted common stock granted by FOH Holdings in December 2007 to the Chief Executive Officer and certain other key employees of FOH Holdings, which were converted into an aggregate of 290,006 shares of Movie Star common stock. These shares vest 50% on December 31, 2009 and 25% each on December 31, 2010 and 2011. These shares were contingent upon the closing of the Merger and would have been terminated if the closing of the Merger had not occurred prior to December 31, 2008.

In addition, within 90 days of the consummation of the Merger, FOH Holdings is required to pay cash awards to certain senior executives totaling $375,000.

For accounting purposes, the Merger is treated as a reverse acquisition transaction, with FOH Holdings as the acquirer and Movie Star as the acquired party. In connection with the Merger, FOH Holdings has capitalized transaction and issuance fees of approximately $3,800,000 and $3,300,000, which are included in prepaid expenses and other current assets on the accompanying condensed consolidated balance sheets as of January 26, 2008 and July 28, 2007, respectively. As a result, Movie Star has adopted the fiscal year end of FOH Holdings, which is the last Saturday of July.

Upon closing of the Merger, for the purpose of refinancing and consolidating both companies’ existing credit facilities, Movie Star entered into an amended and restated senior credit facility (the “Facility”) with FOH Holdings, which amends the existing revolving credit facility between FOH Holdings and Wells Fargo Retail Finance II, LLC (“Senior Lender”). The Facility includes Movie Star as a borrower and extends its maturity date to January 28, 2012.

The Facility is for a maximum amount of $50 million comprised of a $25 million line of credit with a $15 million sub-limit for letters of credit, as well as an additional $25 million commitment at the option of Movie Star as long as the borrowers are in compliance with the terms of the Facility. The actual amount of credit available under the Facility will be determined using measurements based on the borrowers’ receivables, inventory and other measures. The Facility is secured by a first priority security interest in the assets of the borrowers.

Interest accrues at an agreed to reference rate, which shall be, at the borrowers’ election, either the Wells Fargo prime rate less 25 basis points or LIBOR plus 150 basis points. Interest is payable monthly, in arrears. In addition, the Facility provides for certain customary fees to be paid, which include (i) a 25 basis point fee on the amount of any increase in the Facility above $25 million, (ii) a 25 basis point fee on any unused portion of the Facility, (iii) a $2,000 monthly service fee, (iv) letter of credit fees on stand-by letters of credit and documentary letters of credit and (v) a one-time closing fee of $19,375.

The Facility contains customary representations and warranties, affirmative and negative covenants and events of default. The borrowers also agreed to maintain specified minimum availability reserves in lieu of financial covenants, fixed charge coverage and overall debt ratios.

* * *